EXHIBIT 99.1

CONTACT:

Christine Nakamoto, Investor Relations

408.617.7626

christine.nakamoto@palm.com

Palm Reports Preliminary Q2 FY08 Results

SUNNYVALE, Calif., Dec. 6, 2007 — Palm, Inc. (Nasdaq: PALM) today reported preliminary financial results for the second quarter of fiscal year 2008, ended Nov. 30. Full results will be reported Dec. 18.

Based on preliminary financial data, Palm expects revenue to be in the range of $345 million to $350 million for the second quarter of fiscal year 2008. This compares with earlier guidance of $370 million to $380 million provided Oct. 1, when Palm reported its first quarter fiscal year 2008 results. The revenue shortfall is primarily due to a delay in shipping a product that the company had previously expected to have certified within the quarter.

Gross margin is expected to be in the range of 29.3 to 29.8 percent on a GAAP basis and 29.5 to 30.0 percent on a non-GAAP basis, compared with earlier guidance of 33.3 percent to 33.8 percent on a GAAP basis and 33.5 percent to 34.0 percent on a non-GAAP basis. The gross margin reflects an unforeseen increase in warranty repair expenses during the quarter, a shift in product mix that included higher-than-expected shipments of Palm® Centro™ smartphones and the delayed product shipment.

Operating expenses are expected to be in the range of $146 million to $149 million on a GAAP basis and $121 million to $124 million on a non-GAAP basis.

Loss per diluted share is expected to be in the range of $(0.22) to $(0.24) on a GAAP basis and $(0.08) to $(0.10) on a non-GAAP basis. Loss per diluted share has been calculated on a GAAP and non-GAAP basis utilizing an estimated 40 percent effective tax rate. The determination of the effective tax rate for the second quarter of fiscal year 2008 will likely vary from the 40 percent utilized in these calculations and will be included in the full results announced on Dec. 18.

“We are disappointed that we did not get a key product certified for delivery in the quarter, but we are focused on realizing the long-term benefits and opportunities that inspired our transaction with Elevation Partners. We are pleased with recent improvements in our product delivery engine, the early success of Palm Centro, and the significant progress we’ve made on our strategic platform,” said Ed Colligan, Palm president and chief executive officer.

Full results for the company’s second quarter of fiscal year 2008 will be announced on Tuesday, Dec. 18, at the close of the market at 1 p.m. Pacific Time, and a conference call will follow at 1:30 p.m. Pacific/4:30 p.m. Eastern. The dial-in number is 866.314.5232 in the United States and 617.213.8052 for international callers. There is no passcode required for the call.

A telephone replay of the conference call will be available through Dec. 28, 2007. The dial-in number for the replay will be 888.286.8010 (domestic) and 617.801.6888 (international), passcode 49541582. An archive of the audio and visual portion of the conference call will be posted on Palm’s Investor Relations website at http://investor.palm.com .

About Palm, Inc.

Palm, Inc. is a global leader and innovator of easy-to-use mobile products that simplify people’s lives and help them stay connected on the go. The company offers a range of products — including Palm® Treo™ and Centro™ smartphones, Palm handhelds, services and accessories — to meet the needs of consumers, mobile professionals and businesses.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

NON-GAAP Financial Measures:

Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the second quarter of fiscal year 2008, Palm excluded items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of the Palm brand and the acquisition of other assets and technologies, which resulted in operating expenses that would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these amortization costs is relevant to the assessment of internal operations.

Stock-based Compensation. Palm believes that because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, Palm believes that excluding stock-based compensation expense allows for a more accurate comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Other Expenses. Palm excludes certain other expenses that are the result of unplanned events to measure its operating performance. Included in these expenses are items such as restructuring charges. Palm assesses its operating performance excluding restructuring charges as these amounts relate to costs which are unplanned and are not expected to recur on a quarterly basis. Therefore, by providing this information Palm believes its management and the users of its financial statements are better able to understand the financial results of what Palm considers to be its current financial performance, ongoing operations and prospects for the future.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. Palm compensates for these limitations by providing information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

Forward-Looking Statements

This press release includes forward-looking statements that are based on certain assumptions and reflect our current expectations. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. These forward-looking statements include, without limitation, statements regarding Palm’s ability to realize the long-term benefits and opportunities of its recent transaction with Elevation Partners and expectations for the second fiscal quarter of 2008, including, revenue, gross margin, operating expenses, earnings/loss, stock-based compensation, amortization of intangible assets, restructuring charges, the effective tax rate and shares used to compute basic and diluted net income or loss per share. The risks associated with such forward-looking statements include the risks disclosed in Palm’s reports filed with the Securities and Exchange Commission (the “SEC”) under the caption Risk Factors and elsewhere, including Palm’s quarterly report on Form 10-Q for the quarter ended August 31, 2007 and Palm’s definitive proxy statement filed with the SEC on August 10, 2007. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and Palm undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by law.

Palm, Centro and Treo are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Reconciliation of Estimated GAAP Items to Estimated Non-GAAP Items

(dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended Nov. 30, 2007

Gross margins, GAAP	29.3%	—	29.8%
Adjustments	0.2	—	0.2

Gross margins, non-GAAP	29.5%	—	30.0%

	Three Months Ended Nov. 30, 2007
Operating expenses, GAAP	$146,000	—	$149,000
Adjustments	(25,000)		(25,000)

Operating expenses, non-GAAP	$121,000	—	$124,000

	Three Months Ended Nov. 30, 2007
Loss per common share:

Diluted, GAAP	$(0.22)	—	$(0.24)
Adjustments	0.14	—	0.14

Diluted, non-GAAP	$(0.08)	—	$(0.10)

(*) The above non-GAAP amounts reconcile to the nearest GAAP measure by including the stock-based compensation charge anticipated to be recorded in accordance with SFAS 123(R) during the period, amortization of intangible assets, restructuring charges and applying a 40% tax rate, as applicable.